Sub Item 77Q1

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Aberdeen Emerging Markets
Smaller Company
Opportunities Fund, Inc.

Pursuant to Article 7.1 of the Second Amended and Restated By-laws (the "By-laws") of
Aberdeen Emerging Markets Smaller Company
Opportunities Fund, Inc. (formerly, Aberdeen
Emerging Markets Telecommunications and
Infrastructure Fund, Inc.) (the "Company"),
Article
2.6 of the By-laws is hereby amended and restated in its entirety as follows:

Article 2.6.   Quorum.  The  holders  of a
majority of  the  stock  issued  and  outstanding
and entitled    to  vote,  present   in  person  or
represented   by  proxy,  shall  be  requisite
and  shall constitute  a quorum  at all meetings
of the Stockholders for the  transaction  of
business  except as otherwise  provided by
statute,  by the Articles  of Incorporation or
by these  Bylaws.    If a quorum   shall  not  be
present    or  represented, (a)  the  chairman
of  the  meeting   or  (b)  the Stockholders
entitled  to vote thereat,  present  in person or
represented  by proxy,  shall have the power  to
adjourn  the meeting  from  time  to time,
without  notice other  than  announcement at
the meeting,  to a date  not more  than 120
days  after  the original  record  date,  until  a
quorum shall  be  present  or  represented.     At
such adjourned meeting, at which a quorum shall be present or represented, any business which might have been transacted at the original meeting may be transacted.


January 15, 2017


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Aberdeen Emerging Markets
Smaller Company
Opportunities Fund, Inc.

Pursuant to Article 7.1 of the Second Amended and Restated By-laws (the "By-laws") of
Aberdeen Emerging Markets Smaller Company
Opportunities Fund, Inc. (formerly, Aberdeen
Emerging Markets Telecommunications and
Infrastructure Fund, Inc.) (the "Company"),
Article
2.2 of the By-laws is hereby amended and restated in its entirety as follows:

Article 2.2.  Annual Meeting.  The annual
meeting of the Stockholders of the Company shall be held at such place as the Board of Directors shall select on such date as may be fixed by the Board of Directors each year, at which time the Stockholders shall elect Directors, and transact such other business as may properly come before the meeting. Any business of the Company may be transacted at the annual meeting without being specially designated in the notice of meeting except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws.

Further, Article 2.7. of the By-laws is hereby amended and restated in its entirety as follows:

Article 2.7.  Vote of the Meeting.  When a quorum
is present or represented at any meeting, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting, except as provided in the following sentence with respect to the election of directors and unless the question is one upon which, by express provisions of applicable statutes, of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provisions shall govern and control the decision of such question. With respect to the election of directors by stockholders, each director shall be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees for director, as determined by the Secretary of the Company, exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Article, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director (with any "abstentions" and "broker nonvotes" not counted as a vote cast either "for" or "against" that director's election).
Further, Article 3.6 of the By-laws is hereby amended and restated in its entirety as follows:
Article 3.6.  Resignation.  A Director may
resign at any time by giving written notice of his or her resignation to the Board of Directors or the Chairman of the Board or Secretary of the Company. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, upon the Board's acceptance of such resignation.
No Director candidate shall be presented to shareholders of the Company for election at any meeting that is scheduled to occur after he or she has reached the age of76. Each Director shall automatically be deemed to retire from the Board at the next annual shareholders' meeting following the date he or she reaches the age of 76 years, even if his or her tenure of office has not expired on that date. Where no annual shareholders' meeting is held, the retiring Director is deemed to retire at the conclusion of the next regular quarterly Board meeting following the date he or she reaches the age of 76. Notwithstanding the above, in specific circumstances, the Board may permit a director to serve in office beyond the age of 76.



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Aberdeen Emerging Markets
Telecommunications and
Infrastructure Fund, Inc.

Pursuant to Article 7.1 of the Second
Amended and Restated By-Laws (the "By-
Laws")
of Aberdeen Emerging Markets
Telecommunications and Infrastructure Fund, Inc.
(formerly The Emerging Markets
Telecommunications Fund, Inc.) (the "Company"),
Article 3.6 of the By- Laws is hereby amended and restated in its entirety as follows:

Resignation. A Director may resign at any time by giving written notice of his or her resignation to the Board of Directors or the Chairman of the Board or Secretary of the Company. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.
No Director candidate shall be presented to shareholders of the Company for election at any meeting that is scheduled to occur after he or she has reached the age of 76. Each Director shall automatically be deemed to retire from the Board at the next annual shareholders' meeting following the date he or she reaches the age of 76 years, even if his or her tenure of office has not expired on that date. Where no annual shareholders' meeting is held, the retiring Director is deemed to retire at the conclusion of the next regular quarterly Board meeting following the date he or she reaches the age of 76.


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The Emerging
Markets
Telecommunic
ations Fund,
Inc.

      Pursuant  to  a  resolution  duly
adopted by the Board of Directors of The Emerging Markets
Telecommunications  Fund, Inc. (the
"Company"),  effective November 18,
2009, the Article 2.2, of BY-LAW TWO
of the Fund's By-Laws were amended and
restated in their entirety as follows:

Annual Meeting. The annual meeting of the Stockholders of the Company shall be held at such place as the Board of Directors shall select on such date as may be fixed by the Board of Directors each year, at which time the Stockholders shall elect Directors by a plurality of votes cast, and transact such other business as may properly come before the meeting. Any business of the Company may be transacted at the annual meeting without being specially designated in the notice of meeting except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws.





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The
Emerging
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Telecommu
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Fund, Inc.

             Pursuant  to Article VII of the
Amended  By-Laws  (the "By-Laws") of The
Emerging Markets  Telecommunications
Fund, Inc. (the "Fund"), Article 3.6, of the
By- Laws is hereby amended and restated in its entirety as follows:

Resignation. Notwithstanding, the current directors may serve out the balance of their current terms, a Director may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Secretary of the Company. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt.
Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise. No director candidate shall be presented to shareholders of the Fund for election at any meeting that is scheduled to occur after a Director has reached the age of
74 and each Director shall automatically be deemed to retire from the Board at the next annual meeting following the date a Director reaches the age of 75 years, even if his or her term of office has not expired.


AMENDMENT TO THE SECOND
AMENDED AND RESTATED
BYLAWS OF
THE EMERGING MARKETS
TELECOMMUNICATIONS
FUND, INC.



Pursuant to a resolution duly adopted
by the Board of Directors of The
Emerging Markets Telecommunications Fund, Inc.
(the "Company"), effective on
May 17, 2007, the title of BYLAW-SIX and Articles 6.1, 6.2 and 6.3 of BYLAW-SIX of the Company's Bylaws were amended and restated in their entirety as set forth below.

"BYLAW-SIX:  STOCK.

            Article 6.1.  Issuance of
Stock.  Stockholders of the Company are
not entitled to certificates representing the shares of stock held by them. Shares shall be issued and stock ownership records shall be maintained in book-entry form.
Whenever stock certificates are
surrendered to the Company, for transfer, exchange or otherwise, the shares of stock issuable or outstanding upon such surrender shall be represented by book-entry without certificates. When the
Company issues or transfers shares of
stock
without certificates, the Company shall
provide to record holders of such shares a written statement of the information required by the Maryland General
Corporation Law.  Such information may
include the name of the Company, the name of the Stockholder, the number and class of the shares, any restrictions on transferability, and any other information deemed necessary or appropriate by the Company. The provisions of this Article
6.1 and of Articles 6.2 and 6.3 hereof
authorizing issuance of shares by book-
entry without certificates shall apply to all issuances of stock of the Company, except to the extent that the use of certificates may be continued as determined by the Board of Directors.

            Any outstanding stock
certificates shall be numbered and entered in the books of the Company. They shall exhibit the holder's name and the number of whole shares and no certificate shall be valid unless it has been signed by the President, a Vice President or the Chairman of the Board of Directors and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and bears the corporate seal. Any or all of the signatures or the seal on the certificate may be a facsimile, engraved or printed. In case any of the officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.

            Article 6.2.  Lost, Stolen or
Destroyed Certificates. The Board of
Directors, or the President together with the Treasurer or Secretary, may cause the Company to recognize, by book-entry, the ownership of shares of stock represented by any outstanding certificate theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming



BA0/185332.01


the certificate of stock to be lost, stolen or destroyed, or by his legal representative.
When authorizing such book-entry, the Board of Directors, or the President and Treasurer or Secretary, may in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed, and any claim with respect to the Company's book-entry recognition of ownership of the underlying shares.

             Article 6.3.  Transfer of Stock.
Shares of stock of the Company shall be
transferable on the books of the Company by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signature as the Company or its agents may reasonably require. Shares of stock of the Company issued without certificates in book-entry form may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Company."



































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BAOII85332.0 I


AMENDMENT TO THE
SECOND AMENDED AND
RESTATED BYLAWS OF
THE EMERGING MARKETS
TELECOMMUNICATIONS
FUND, INC.


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            Section 1. Number;
Qualification; Term: The Board of Directors may from time to time designate and appoint one or more qualified persons to the position of "honorary director." Each honorary director shall serve for a one-year term. An honorary director may be removed from such position with or without cause by the vote of a majority of the Board of Directors given at any regular meeting or special meeting.

            Section 2. Duties;
Remuneration: An honorary director shall be entitled to attend at least one meeting of the Board of Directors each fiscal year at the invitation of the Board of Directors. An honorary director shall not be a "Director" or "officer" within the meaning of the Corporation's Articles of Incorporation or of these By-Laws, shall not be deemed to be a member of an "advisory board" within the meaning of the Investment Company Act of 1940, as amended from time to time, shall not hold himself out as any of the foregoing, and shall not be liable to any person for any act of the Corporation.
Notice of special meetings may be given to an honorary director but the failure to give such notice shall not affect the validity of any meeting or the action taken thereat. An honorary director shall not have the powers of a Director, may not vote at meetings of the Board of Directors and shall not take part in the operation or governance of the Corporation. An honorary director shall not receive any compensation but shall be reimbursed for expenses incurred in attending meetings of the Board of Directors.





SECOND
AMENDE
D AND
RESTAT
ED
BYLAW
S OF
THE EMERGING
MARKETS
TELECOMMUN
ICATIONS
F
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BYLAW-ONE:  NAME OF COMPANY, LOCATION
OF OFFICES AND SEAL.

Article 1.1.  Name. The name of the
Company is The Emerging Markets
Telecommunications Fund, Inc.

            Article 1.2.  Principal Offices. The
principal office of the Company in the State of Maryland shall be located in Baltimore, Maryland.
The Company may, in addition, establish and maintain such other offices and places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.

             Article 1.3. Seal.  The corporate seal
of the Company shall be circular in form and shall bear the name of the Company, the year of its incorporation and the words "Corporate Seal, Maryland." The form of the sea] shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Officer or Director of the Company shall have authority to affix the corporate seal of the Company to any document requiring the same.

BYLAW-TWO:  STOCKHOLDERS.

             Article 2.1.  Place of Meetings.  All
meetings of the Stockholders shal1 be held at such place within the United States, whether within or outside the State of Maryland, as the Board of Directors shall determine, which shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

             Article 2.2. Annual Meeting.
Commencing in 1993, the annual meeting of the Stockholders of the Company shall be held at such place as the Board of Directors shall select on such date, during the 31-day period ending four months after the end of the Company's fiscal year, as may be fixed by the Board of Directors each year, at which time the Stockholders shall elect Directors by a plurality of votes cast, and transact such other business as may properly come before the meeting. Any business of the Company may be transacted at the annual meeting without being specially designated in the notice except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws.

             Article 2.3.  Special Meetings.
Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by resolution of the Board of Directors or by the President, and shall be called by the Secretary at the request of a majority of the Board of Directors or at the request, in writing, of Stockholders holding at least a majority of the votes entitled to be cast at the meeting upon payment by such Stockholders to the Company of the reasonably estimated cost of preparing and


97908.9


mailing a notice of the meeting (which estimated cost shall be provided to such Stockholders by the Secretary of the Company). A written request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted upon at it. At any special meeting of the Stockholders, only such business shall be conducted as shall be properly brought before the meeting and has been indicated in the notice of meeting given in accordance with Article 2.4 of these Bylaws. The chairman of the special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting or is not a proper subject for the meeting;
any such business shall not be considered or transacted.

            Article 2.4.  Notice. Written notice of
every meeting of Stockholders, stating the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, shall be served, either personally or by mail, not less than ten nor more than ninety days before the meeting, upon each Stockholder as of the record date fixed for the meeting who is entitled to notice of or to vote at such meeting. If mailed (i) such notice shall be directed to a Stockholder at his address as it shall appear on the books of the Company (unless he shall have filed with the Transfer Agent of the Company a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request) and (ii) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first-class postage thereon prepaid.

Article 2.5.  Notice of Stockholder
Business at Annual Meetings.

            (a) 	At any annual meeting of the
Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business must (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise be properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise (x) be properly brought before the meeting by a Stockholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Article 2.5 and who is a Stockholder of record at the time such notice is delivered to the Secretary of the Company, and (y) constitute a proper subject to be brought before the meeting.

            (b) 	For business to be properly
brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Company.
To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Company not later than 45 days before the date in the then current year corresponding to the date on which the Company first mailed its notice and proxy materials for the annual meeting held in the prior year; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, notice by such Stockholder to be timely must be so received not later than the close of business on the 1Oth day following the day on which notice or public announcement of the date of such meeting was given or made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Stockholder's notice as described above.

(c) 	Any such notice by a Stockholder
shall set forth as to each matter the
Stockholder proposes to bring before the annual meeting
(i) a brief description of the business


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97908.9


desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the Stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Company which are beneficially owned by the Stockholder, (iv) a representation that the Stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, (v) whether the Stockholder intends or is part of a group which intends to solicit proxies from other
Stockholders in support of such business, and (vi) any material interest of the Stockholder in such business.

             (d) 	Notwithstanding anything  in
these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this
Article 2.5.  The chairman of the annual  meeting
shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before the meeting is not a proper subject thereof and/or (ii) such business was not properly brought before the meeting in accordance with the provisions of this Article 2.5, and, if he should so determine, he shall so declare to the meeting that any such business shall not be considered or transacted.

             (e) 	For purpose of Articles
2.5 and 3.3 of these Bylaws,  "public
announcement" shall mean disclosure in a press release reported by the Dow Jones
News
Service, Bloomberg or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 or the Investment Company Act of 1940, as amended.

             Article 2.6.  Quorum. The holders of a
majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws.
If a quorum shall not be present or represented, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, to a date not more than 120 days after the original record date, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business which might have been transacted at the original meeting may be transacted.

             Article 2.7.   Vote of the Meeting.
When a quorum is present or represented at any meeting, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting (except with respect to election of directors which shall be by a plurality of votes cast), unless the question is one upon which, by express provisions of applicable statutes, of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

             Article 2.8.  Voting Rights  of
Stockholders. Each Stockholder of record having the right to vote shall be entitled at every meeting of the Stockholders of the Company to one vote for each share of stock having voting power standing in the name of such Stockholder on the books of the Company on the record date fixed in accordance with Article 6.5 of these Bylaws, with pro rata voting rights for any fractional shares, and such votes may be cast either in person of by written proxy.


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            Article 2.9.  Organization.  At every
meeting of the Stockholders, the Chairman of the Board, or in his absence or inability to act, the President or a Vice President of the Company, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

            The Board of Directors of the
Company shall be entitled to make such rules or regulations for the conduct of meetings of Stockholders as it shall deem necessary or appropriate. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary or appropriate for the proper conduct of the meeting, including, without limitation, establishing an order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to Stockholders of record of the Company and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

            Article 2.10.  Proxies.  Every proxy
must be executed in writing by the Stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns. Proxies shall be delivered prior to the meeting to the
Secretary of the Company or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless, at or prior to exercise of such proxy, the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.

            Article 2.11. Stock Ledger and List
of Stockholders. It shall be the duty of the Secretary or Assistant Secretary of the Company to cause an original or duplicate stock ledger to be maintained at the office of the Company's Transfer Agent.

            Article 2.12.  Action without
Meeting. Any action to be taken by Stockholders may be taken without a meeting if (1) all Stockholders entitled to vote on the matter consent to the action in writing, (2) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

BYLAW-THREE: BOARD OF DIRECTORS.

            Article 3.1.  General Powers.
Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Company shall be managed under the direction of the Board of Directors. All powers of the Company may be exercised by or under authority of



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97908.9


the Board of Directors except as conferred on or reserved to the Stockholders by law, by the Articles of Incorporation or by these Bylaws.

             Article 3.2.  Board of Three to Nine
Directors. The Board of Directors shall consist of not less than three (3) nor more than nine (9)
Directors; provided that if there are less than three stockholders, the number of Directors may be less than three but not less than the number of stockholders or one, if less. Directors need not be Stockholders. The majority of the entire Board of Directors shall have power from time to time to increase or decrease the number of Directors. If the number of Directors is increased, the additional
Directors may be elected by a majority of the Directors in office at the time of the increase. If such additional Directors are not so elected by the Directors in office at the time they increase the number of places on the Board, or if the additional
Directors are elected by the existing Directors prior to the first meeting of the Stockholders of the Company, then in either of such events the additional Directors shall be elected or reelected by the Stockholders at their next annual meeting or at an earlier special meeting called for that purpose.

             Beginning with the first annual
meeting of Stockholders held after the initial public offering of the shares of the Company (the "initial annual meeting"), the Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the classes of Directors elected at the initial annual meeting shall expire at the times of the annual meetings of the Stockholders as follows: Class I on the next annual meeting, Class II on the second next annual meeting and Class III on the third next annual meeting, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the Directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Directors whom they succeed, and shal1 be elected for a term expiring at the time of the third succeeding annual meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

Article 3.3.  Director Nominations.

             (a) 	Only persons who are
nominated in accordance with the procedures set forth in this Article 3.3 shall be eligible for election or re-election as Directors. Nominations of persons for election or re-election to the Board of Directors of the Company may be made at an annual meeting of Stockholders or at a special meeting of Stockholders as to which the Company's notice of the meeting provides for election of directors, by or at the direction of the Board of Directors or by any Stockholder of the Company who is entitled to vote for the election of such nominee at the meeting, who complies with the notice procedures set forth in this Article
3.3 and who is a Stockholder of record at the time such notice is delivered to the Secretary of the Company.

             (b) 	Such nominations, other than
those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Company. To be timely, (i) any notice of nomination(s) by a Stockholder given in connection with an annual meeting must be delivered to or mailed and received at the principal executive offices of the Company not later than 45 days before the date in the then current year


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9790&.9


corresponding to the date on which the Company first mailed its notice and proxy materials for the annual meeting held in the prior year; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, notice by such Stockholder to be timely must be so received not later than the close of business on the 1Oth day following the day on which notice or public announcement of the date of such meeting was given or made, and (ii) any notice of nomination(s) given in connection with a special meeting as to which the Company's notice of the meeting provides for election of directors must be delivered to or mailed and received at the principal executive offices of the Company not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of such special meeting is given or made to Stockholders, any such notice by a Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of such special meeting was given or such public disclosure was made. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a Stockholder's notice of nomination(s) as described above.

             (c) 	Any such notice by a
Stockholder shall set forth (i) as to each person whom the Stockholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the Company which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors pursuant to Regulation 14A under the Securities
Exchange Act of 1934 or any successor regulation thereto (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and whether any person intends to seek reimbursement from the Company of the expenses of any solicitation of proxies should such person be elected a Director of the Company); and (ii) as to the Stockholder giving the notice (A) the name and address, as they appear on the Company's books, of such
Stockholder, (B) the class and number of shares of the capital stock of the Company which are beneficially owned by such Stockholder, (C) a representation that the Stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nomination(s) and (D) whether the Stockholder intends or is part of a group which intends to solicit proxies from other Stockholders in support of such nomination(s). At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.

(d) 	If a notice by a Stockholder is
required to be given pursuant to this
Article
3.3, no person shall be entitled to receive reimbursement from the Company of the expenses of a solicitation of proxies for the election as a Director of a person named in such notice unless such notice states that such reimbursement will be sought from the Company and the Board of Directors approves such reimbursement. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.



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             Article 3.4.  Vacancies. Subject  to the
provisions of the Investment Company Act of 1940, as amended, if the office of any Director or Directors becomes vacant for any reason (other than an increase in the number of Directors as provided for in Article
3.2), the Directors in office, although less than a quorum, shall continue to act and may choose a successor or successors, who shall hold office until the next annual meeting of Stockholders and until his successor is elected and qualifies, or any vacancy may be filled by the Stockholders at any meeting thereof.

             Article 3.5.  Removal. At any meeting
of Stockholders duly called and at which a quorum is present, the Stockholders may, by the affirmative vote of the holders of at least three-fourths of the votes entitled to be cast thereon, remove any Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired term of the removed Director.

             Article 3.6.  Resignation. A Director
may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Secretary of the Company. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt.
Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

             Article 3.7.  Place of Meetings.
The Directors may hold their meetings at the principal office of the Company or at such other places, either within or outside the State of Maryland, as they may from time to time determine.

             Article 3.8.  Regular  Meetings.
Regular meetings of the Board may be held at such date and time as shall from time to time be determined by the Board.

             Article 3.9.  Special  Meetings.  Special
meetings of the Board may be called  by order of the
Chairman  of the Board on one day's notice given  to
each Director either in person or by mail, telephone,
telegram, cable or wireless to each Director at his
residence or regular  place of business.   Special
meetings will be called by the Chairman of the Board or Secretary in a like manner on the written request of a majority of the Directors.

             Article 3.10.  Quorum.   At all
meetings of the Board, the presence  of one-third of
the entire Board of Directors  (but not less than two
Directors unless the Board of Directors shall consist
of only one Director  in which event that one
Director shall constitute a quorum) shall  be
necessary to constitute a quorum  and sufficient for
the transaction of business,  and any act of a majority
present at a meeting  at which there is a quorum  shall
be the act of the Board of Directors, except as may
be specifically provided  by statute,  by the Articles  of
Incorporation or by these Bylaws.   If a quorum  shall
not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

             Article 3.11.  Organization. The
Board of Directors shall designate one of its members to serve as Chairman of the Board. The
Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act another
Director chosen by a majority of the Directors present, shall act as chairman of the meeting and


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97908.9


preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

            Article 3.12.  Informal Action by
Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may, except as otherwise required by statute, be taken without a meeting if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee. Subject to the Investment Company Act of 1940, as amended, members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

            Article 3.13.  Executive Committee.
There may be an Executive Committee of two or more Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the Officers of the Company in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. Vacancies shall be filled by the Board of Directors at any regular or special meeting. The
Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

            Article 3.14.  Audit Committee.
There shall be an Audit Committee of two or more
Directors who are not "interested persons" of the Company (as defined in the Investment Company
Act of 1940, as amended) appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Committee's duties shall include reviewing both the audit and other work of the Company's independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Company's records and documents.

            Article 3.15.  Other Committees.
The Board of Directors may appoint other committees composed of one or more members which shall in each case consist of such number of members and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, to change the powers of any such committee, to fill vacancies and to discharge any such committee.

            Article 3.16.  Compensation of
Directors. The Board may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity or from receiving compensation therefor.

BYLAW-FOUR: OFFICERS.

Article 4.1. Officers. The Officers of the
Company shall be fixed by the Board of
Directors and shall include a President, Vice President, Secretary and Treasurer. Any two


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97908.9


offices may be held by the same person except the offices of President and Vice President. A person who holds more than one office in the Company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

            Article 4.2.  Appointment of
Officers. The Directors shall appoint the Officers, who need not be members of the Board.

            Article 4.3. Additional Officers. The
Board may appoint such other Officers and agents as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

            Article 4.4. Salaries of Officers.
The salaries of all Officers of the Company shall be fixed by the Board of Directors.

            Article 4.5. Term, Removal,
Vacancies. The Officers of the Company shall serve at the pleasure of the Board of Directors and hold office for one year and until their successors are chosen and qualify in their stead. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

            Article 4.6.  President.  The President
shall be the chief executive officer of the Company, shall, subject to the supervision of the Board of Directors, have general responsibility for the management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.

            Article 4.7.  Vice President.  Any
Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

            Article 4.8. Treasurer.  The
Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Directors at the regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Company.

            Any Assistant Treasurer may
perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

            Article 4.9. Secretary.  The Secretary
shall attend meetings of the Board and meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee of the Board when required.
He shall give or cause to be given notice of all meetings of Stockholders and

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97908.9


special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Company and affix it to any instrument when authorized by the Board of Directors.

             Any Assistant Secretary may perform
such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

             Article 4.10.  Subordinate Officers.
The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall serve at the pleasure of the Board of Directors and have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

             Article 4.11.  Surety Bonds.  The
Board of Directors may require any officer or agent of the Company to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Company in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Company, including responsibility for negligence and for the accounting of any of the Company's property, funds or securities that may come into his hands.
BYLAW-FIVE:
GENERAL
PROVISIONS.
             Article 5.1.  Waiver of Notice.
Whenever the Stockholders or the Board of Directors are authorized by statute, the provisions of the Articles of Incorporation or these Bylaws to take any action at any meeting after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his duly authorized attorney-in-fact. Such notice is also waived if the person entitled to the notice is present at the meeting in person, or, in the case of a stockholder, by proxy.

Article 5.2.  Indemnity.

             (a) 	The Company shall indemnify
its directors to the fullest extent that indemnification of directors is permitted by the Maryland General
Corporation Law. The Company shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The
Company shall indemnify its directors and officers who, while serving as directors or officers, also serve at the request of the Company as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Company or any Stockholder thereof to which such person would otherwise be


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97908.9


subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

             (b) 	Any current or former  director
or officer of the Company seeking indemnification within the scope of this Article shall be entitled to advances from the Company for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General
Corporation  Law.  The person seeking
indemnification shall provide to the Company a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following conditions shall be met: (i) the person seeking indemnification shall provide security in form and amount acceptable to the Company for his undertaking; (ii) the Company is insured against losses arising by reason of the advance; or (iii) a majority of a quorum of directors of the Company who are neither "interested persons" as defined in Section 2(a)(19) of the Investment
Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

             (c) 	At the request of any person
claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met.
Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of disinterested non- party directors or (b) an independent legal counsel in a written opinion.

             (d) 	Employees  and agents who
are not officers or directors of the Company may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.

             (e) 	The Board of Directors may
make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

             (f) 	References in this Article are
to the Maryland General Corporation Law and to the Investment Company Act of 1940, as from time to time amended. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.


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            Article 5.3.  Insurance.  The
Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position; provided that no insurance may be purchased by the Company on behalf of any person against any liability to the Company or to its Stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

            Article 5.4.  Checks.  All checks or
demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

            Article 5.5.  Fiscal Year. The fiscal
year of the Company shall be determined by resolution of the Board of Directors.

BYLAW-SIX:  CERTIFICATES OF STOCK.

            Article 6.1.  Certificates of Stock.
The interest of each Stockholder of the Company shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates shall be numbered and entered in the books of the Company as they are issued. They shall exhibit the holder's name and the number of whole shares and no certificate shall be valid unless it has been signed by the President, a Vice
President or the Chairman of the Board of Directors and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and bears the corporate seal. Any or all of the signatures or the seal on the certificate may be a facsimile, engraved or printed. In case any of the officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.

            Article 6.2.  Lost, Stolen or
Destroyed Certificates. The Board of Directors, or the President together with the Treasurer or Secretary, may direct a new certificate to be issued in place of any certificate theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or by his legal representative. When authorizing such issue of a new certificate, the Board of Directors, or the President and Treasurer or Secretary, may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed for such newly issued certificate.


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97908.9


            Article 6.3.  Transfer of Stock.
Shares of the Company shall be transferable on the books of the Company by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signature as the Company or its agents may reasonably require. The shares of stock of the Company may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Company.

             Article 6.4.  Registered Holder.  The
Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by statute.

             Article 6.5.  Record Date.  The Board
of Directors may fix a time not less than 10 nor more than 90 days prior to the date of any meeting of Stockholders or prior to the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose without a meeting, as the time as of which Stockholders entitled to notice of, and to vote at, such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shal1 be determined;
and all such persons who were holders of record of voting stock at such time, and no other, shall be entitled to notice of, and to vote at, such meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held. The Board of Directors may also fix a time not exceeding 90 days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the Stockholder entitled to receive any such dividend, distribution, rights or interests.

            Article 6.6.  Stock Ledgers.  The stock
ledgers of the Company, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Company or at the offices of the Transfer Agent of the Company or at such other location as may be authorized by the Board of Directors from time to time.

            Article 6.7.  Transfer Agents and
Registrars. The Board of Directors may from time to time appoint or remove Transfer Agents and/or
Registrars of transfers (if any) of shares of stock of the Company, and it may appoint the same person as both Transfer Agent and Registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such Transfer Agents or by one of such Registrars of transfers (if any), or by both if such Transfer Agents or Registrars are not the same person, and shall not be valid unless the certificates are so countersigned. If the same person


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shall be both Transfer Agent and Registrar, only
one countersignature by such person shall be required.

BYLAW-SEVEN:	AMENDMENTS.

             Article 7.1.  General. The Board of
Directors, by affirmative vote of a majority thereof, shall have the exclusive right to make, amend, alter and repeal the Bylaws of the Company, at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw, except as otherwise required by the Investment Company
Act of 1940, as amended.

BYLAW-EIGHT: 	SPECIAL PROVISIONS.

             Article 8.1.  Actions Relating to
Discount  in Price of the  Company's Shares.   In the
event that at any time after the second anniversary of the initial public offering of shares of the Company's Common Stock, such shares publicly trade for a substantial period of time at a substantial discount from the Company's then current net asset value per share, the Board of Directors shall consider, at its next regularly scheduled meeting, taking various actions designed to eliminate the discount. The actions considered by the Board of Directors may include periodic repurchases by the Company of its shares of Common Stock or an amendment to the Company's
Articles of Incorporation to make the Company's
Common Stock a "redeemable security" (as such term is defined in the Investment Company Act of
1940), subject in all events to compliance with all applicable provisions of the Company's Articles of Incorporation, these
Bylaws, the Maryland General Corporation Law and the Investment Company Act of 1940.

Dated:   November  17, 2000





























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